As filed with the Securities and Exchange Commission on July 29, 2015	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYNAPSUS THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

828 Richmond Street West, Toronto, Ontario, M6J 1C9, Canada (Address of Principal Executive Offices) (Zip Code)

2014 AMENDED AND RESTATED STOCK OPTION PLAN (Full title of the plan)

C T Corporation System
111 Eighth Avenue

New York, NY 10011

(Name and address of agent for service)

(212) 590-9070
(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Anthony Giovinazzo Cynapsus Therapeutics Inc. 828 Richmond Street West Toronto, Ontario M6J 1C9 Canada Telephone: (416) 703-2449	Thomas M. Rose, Esq. Troutman Sanders LLP 401 9th Street, N.W., Suite 1000 Washington, D.C. 20004-2134 Telephone: (757) 687-7715 Facsimile: (757) 687-1529

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, no par value, subject to outstanding options	581,501 shares	$12.62 (3)(4)	$7,338,542.62	$852.74
Common shares, no par value, not subject to outstanding options	630,229 shares	$16.51 (5)	$10,405,080.79	$1,209.07
Total	1,211,730 shares		$17,743,623.41	$2,061.81

(1)	Common shares, without par value, of Cynapsus Therapeutics Inc. (the “Registrant”) pursuant to its 2014 Amended and Restated Stock Option Plan (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

(3)	Based on the weighted average exercise price of Cdn$16.32 of options granted under the Plan outstanding as of July 28, 2015.

(4)	U.S. dollar amounts are calculated based on the Bank of Canada noon rate of exchange reported on July 28, 2015, which was Cdn$1.00=US$0.7732.

(5)	Calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant’s common shares reported on The NASDAQ Stock Market LLC on July 28, 2015, which was US$16.51 per share.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the United States Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	The Registrant’s registration statement on Form F-10 (File No. 333-204226) (the “Registration Statement on Form F-10”), initially filed with the Commission on May 15, 2015, as subsequently amended by any amendments to such Registration Statement on Form F-10.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registration Statement on Form F-10.

(c)	The description of the Registrant’s securities contained in the registration statement on Form 8-A filed with the Commission on June 12, 2015 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purposes of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Under the Canada Business Corporations Act, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity and provided that the director, officer or other individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if the director, officer or other individual had reasonable grounds for believing that such individual’s conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director, officer or other individual referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity, as described above, if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

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The Registrant has entered into agreements with certain of its directors and executive officers providing for indemnification against certain expenses as described above. A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Registrant’s by-laws and the Canada Business Corporations Act.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	2014 Amended and Restated Stock Option Plan
5.1	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of McGovern, Hurley, Cunningham, LLP
23.3	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signatures page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 29th day of July, 2015.

CYNAPSUS THERAPEUTICS INC.
(Registrant)

By:	/s/ Anthony Giovinazzo
Name:	Anthony Giovinazzo
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Anthony Giovinazzo and Andrew Williams with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to the registration statement, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and post-effective amendments thereto, and any and all other documents in connection therewith to be filed with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Anthony Giovinazzo
Anthony Giovinazzo	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2015

/s/ Andrew Williams
Andrew Williams	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 29, 2015

/s/ Rochelle Stenzler
Rochelle Stenzler	Director	July 29, 2015

Tomer Gold	Director	________, 2015

/s/ Ronald Hosking
Ronald Hosking	Director	July 29, 2015

/s/ Dr. Perry Molinoff
Dr. Perry Molinoff	Director	July 29, 2015

Ilan Oren	Director	_________, 2015

/s/ Nan Hutchinson
Nan Hutchinson	Director	July 29, 2015

Tamar Howson	Director	_________, 2015

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Cynapsus Therapeutics Inc. in the United States, on the 29th day of July, 2015.

/s/ Perry Molinoff
Name: Perry Molinoff Title: Director

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	2014 Amended and Restated Stock Option Plan
5.1	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of McGovern, Hurley, Cunningham, LLP
23.3	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signatures page)